	Investor Contact:	Randy Atkinson
(954)308-7639
randalatkinson@spherion.com

	Media Contact:	Kip Havel
FOR IMMEDIATE RELEASE		(800)422-3819
kiphavel@spherion.com

SPHERION ANNOUNCES FOURTH QUARTER 2008 FINANCIAL RESULTS

FORT LAUDERDALE, Fla., February 4, 2009 — Spherion Corporation (NYSE: SFN) today announced financial results for the fourth quarter and fiscal year ended December 28, 2008.

Spherion President and Chief Executive Officer Roy Krause commented, “Challenging economic conditions adversely impacted our Company’s performance during the fourth quarter. However, cash flow was strong enabling us to reduce our net debt by nearly $40 million during the quarter. Results include a non-cash goodwill and intangible impairment charge required under accounting rules as a result of the adverse market conditions and the continued decline of our stock price. Our focus on cash flow and containment of operating costs continues to improve our financial stability and flexibility during these challenging economic times.”

FINANCIAL HIGHLIGHTS

  Fourth quarter 2008 revenues were $508 million, compared with $582 million last year.
  Loss from continuing operations in the fourth quarter was $126.2 million, or $2.45 per share, including $2.36 per share after tax non-cash goodwill and intangible impairment charges and $0.11 per share in restructuring and other costs, compared with earnings of $10.0 million, or $0.18 per share, in the prior year.
  Adjusted earnings from continuing operations in fourth quarter 2008 were $0.8 million, or $0.02 per share compared with adjusted earnings in the same prior period of $11.1 million, or $0.20 per share. Adjusted earnings from continuing operations exclude restructuring and other charges and non-cash impairment charges in the current year, and restructuring and other charges in the prior year.
  Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) in the fourth quarter were $9.0 million compared with $20.8 million in the fourth quarter last year.
  Revenues for the full year 2008 were $2,189 million compared with $2,017 million for 2007. Adjusted earnings from continuing operations for 2008 were $12.6 million or $0.24 per share compared with $32.6 million or $0.57 per share for 2007. Adjusted EBITDA for 2008 was $54.6 million compared with $69.0 million for 2007.
  Net debt was $31.7 million at the end of 2008, compared with net debt of $92.9 million at the end of 2007. The Company had unused availability on its credit facilities of approximately $65 million at the end of 2008.

Krause continued, “We reduced SG&A by about $7 million in the fourth quarter compared with the third quarter and took additional actions at the end of the fourth quarter to reduce our first quarter 2009 SG&A in response to economic conditions. We continue to carefully watch gross profit trends and adjust operating costs to maintain appropriate cash flow levels while keeping Spherion positioned to respond positively when the economy improves. We will continue to pay down our debt, and we have ample availability under our credit facility to enable us to grow the business when the economy again begins to create jobs.”

OPERATING PERFORMANCE

Within Professional Services, fourth quarter revenues were up 6.6% due to the December, 2007 acquisition of Technisource. On an acquisition adjusted comparable basis (i.e., including the acquisitions in the prior year on a pro forma basis) revenues were down 22.8% in the quarter. Professional Services now represents 32.4% of total revenues, up from 26.6% in the fourth quarter of last year. Gross profit margins in fourth quarter 2008 were 27.0% compared with 32.0% in the prior year, reflecting the change in mix resulting from the acquisition of Technisource and a much greater relative decline of permanent placement revenue. Permanent placement revenue made up 3.9% of total Professional Services revenue in the fourth quarter compared with 8.1% in fourth quarter 2007. Selling, general and administrative expenses decreased to 23.4% of revenue in fourth quarter 2008 compared with 26.7% of revenue in the fourth quarter last year. Segment operating profit was $5.9 million or 3.6% of revenue compared with $8.1 million last year or 5.2% of revenue.

Within Staffing Services, year over year revenues in the quarter were down 19.7% . Gross profit margins were 17.7% in fourth quarter 2008 compared with 19.9% in fourth quarter 2007. Selling, general and administrative expenses were unchanged as a percentage of revenues, 17.1% in both the fourth quarter of 2008 and 2007. Segment operating profit was $2.0 million or 0.6% of revenue compared with $12.1 million or 2.8% in fourth quarter 2007.

OTHER ITEMS

The Company conducted its annual impairment testing of goodwill and other intangible assets in fourth quarter 2008. The impairment testing was required under generally accepted accounting principles, and was not performed due to a change in the Company’s business strategy. As a result of the testing, the Company was required to record a non-cash goodwill and intangible impairment charge of $149.8 million ($121.2 million after tax or $2.36 per share) due to continuing adverse market conditions, including accelerating U.S. temporary job losses in the fourth quarter and further declines in our stock price. This non-cash charge does not affect the Company’s availability under its credit facility.

The Company also recorded restructuring and other charges during the quarter in conjunction with its ongoing plans to adjust operating expenses to anticipated gross profit levels. The $9.5 million charge ($5.8 million after tax, or $0.11 per share) was associated with actions undertaken to reduce annualized operating expenses going into 2009 by approximately $25 million compared with the fourth quarter 2008 run rate. The Company continues to adjust operating expenses based upon customer demand and may incur further restructuring and other charges in 2009.

OUTLOOK

The continuing economic volatility makes it difficult to predict with any certainty the amount of demand that will be seen in the market, and therefore management has elected not to provide revenue and earnings guidance for the first quarter of 2009. The Company believes that a combination of existing cash balances, operating cash flows and existing revolving lines of credit, taken together, provide adequate resources to fund ongoing operations.

ABOUT SPHERION

Spherion Corporation (NYSE:SFN) is a leading recruiting and staffing company that provides integrated solutions and breakout specialties to meet the evolving needs of companies and job candidates. As an industry pioneer for more than 60 years, Spherion has sourced, screened and placed millions of individuals in temporary, temp-to-hire and full-time jobs.

With approximately 650 locations in the United States and Canada, Spherion delivers innovative workforce solutions that improve business performance. Spherion provides its services to approximately 10,000 customers, from Fortune 500 companies to a wide range of small and mid-size organizations. Employing more than 230,000 people annually through its network, Spherion is one of North America’s largest employers. Spherion operates under the following brands: Spherion Staffing Services Group for administrative, clerical and light industrial workers; Technisource for technology professionals and solutions; The Mergis Group for accounting and finance and other professional positions; Todays Office Professionals for specialty administrative personnel; and Spherion Recruitment Process Outsourcing. To learn more, visit www.spherion.com

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition – our business operates in highly competitive markets with low barriers to entry; Economic conditions – any significant economic downturn could result in lower revenues or a significant reduction in demand from our customers may result in a material impact on the results of our operations; Corporate strategy – we may not achieve the intended effects of our business strategy; Termination provisions - certain contracts contain termination provisions and pricing risks; Failure to perform – our failure or inability to perform under customer contracts could result in damage to our reputation and give rise to legal claims; Disposition of businesses - the disposition of businesses previously sold may create contractual liabilities associated with indemnifications provided; Business interruptions – natural disasters or failures with hardware, software or utilities could adversely affect our ability to complete normal business processes; Tax filings – regulatory challenges to our tax filing positions could result in additional taxes; Personnel - our business is dependent upon the availability of qualified personnel and we may lose key personnel which could cause our business to suffer; Litigation –we may be exposed to employment–related claims and costs and we are a defendant in a variety of litigation and other actions from time to time; Common stock – the price of our common stock may fluctuate significantly, which may result in losses for our investors and further decreases in the Company’s common stock price and market capitalization may impact our ability to comply with the NYSE continued listing standards; Government Regulation - government regulation may increase our costs; International operations – we are subject to business risks associated with our operations in Canada which could make those operations more costly; Integrating acquisitions - managing or integrating any future acquisitions may strain our resources; and Debt and debt compliance – failure to meet certain covenant requirements under our credit facility could impact part or all of our availability to borrow, and adverse conditions in the credit market may impact the Company’s cost of borrowing and access to capital. These and additional factors discussed in this release and in Spherion’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release.

Spherion Corporation prepares its financial statements in accordance with generally accepted accounting principles (GAAP). Organic revenue growth is a non-GAAP financial measure, which includes pro-forma revenues of acquired companies. Adjusted earnings from continuing operations is a non-GAAP financial measure, which excludes certain non-operating related charges. Items excluded from the calculation of adjusted earnings from continuing operations include interest expense related to adjustment of the Canadian purchase liability, impairment of goodwill and other intangibles, restructuring and other charges related to acquisitions and other cost reduction initiatives, and a tax valuation allowance adjustment. Adjusted EBITDA from continuing operations is a non-GAAP financial measure which excludes interest, impairment of goodwill and other intangibles, restructuring and other charges, taxes, depreciation and amortization from earnings from continuing operations. Organic growth, adjusted earnings and adjusted EBITDA from continuing operations are key measures used by management to evaluate its operations. Management includes revenues prior to acquisition date for acquired companies in the organic revenue growth calculation in order to evaluate the Company’s operating performance. Organic growth, adjusted earnings and adjusted EBITDA from continuing operations should not be considered measures of financial performance in isolation or as an alternative to revenue growth or earnings from continuing operations or net earnings (loss) as determined in the Statement of Operations in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies, and therefore this measure has material limitations. Items excluded from adjusted earnings from continuing operations are significant components in understanding and assessing financial performance.

SPHERION CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	December 28,	December 30,
	2008	2007
Revenues(1)	$507,541	$581,600
Cost of services	402,440	446,999
Gross profit(2)	105,101	134,601
Selling, general and administrative expenses	101,425	118,460
Goodwill and intangible asset impairment	149,793	-
Amortization of intangibles	2,018	868
Interest expense	806	1,155
Interest income	(87)	(869)
Restructuring and other charges	9,487	700
	263,442	120,314

(Loss) earnings from continuing operations before income taxes	(158,341)	14,287
Income tax benefit (expense)	32,134	(4,270)

(Loss) earnings from continuing operations	(126,207)	10,017
Loss from discontinued operations, net of tax	(34)	(250)
Net (loss) earnings	$(126,241)	$9,767

(Loss) earnings per share, Basic and Diluted: (3)
(Loss) earnings from continuing operations	$(2.45)	$0.18
Loss from discontinued operations	-	-
	$(2.45)	$0.17

Weighted-average shares used in computation of (loss) earnings per share:
Basic	51,482	55,972
Diluted	51,482	56,633

(1)	Includes sales of all company-owned and franchised offices and royalties on sales of area-based franchised offices.

(2)	Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers' compensation, benefits, billable expenses and other direct costs.

(3)	Earnings per share amounts are calculated independently for each component and may not add due to rounding.

SPHERION CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Twelve Months Ended
	December 28,	December 30,
	2008	2007
Revenues(1)	$2,189,156	$2,017,114
Cost of services	1,707,153	1,539,128
Gross profit(2)	482,003	477,986
Selling, general and administrative expenses	448,615	430,289
Goodwill and intangible asset impairment	149,793	-
Amortization of intangibles	8,142	1,406
Interest expense	5,703	3,746
Interest income	(407)	(4,631)
Restructuring and other charges	11,427	700
	623,273	431,510

(Loss) earnings from continuing operations before income taxes	(141,270)	46,476
Income tax benefit (expense)	26,713	(17,339)

(Loss) earnings from continuing operations	(114,557)	29,137
Loss from discontinued operations, net of tax	(3,932)	(3,871)
Net (loss) earnings	$(118,489)	$25,266

(Loss) earnings per share, Basic:(3)
(Loss) earnings from continuing operations	$(2.14)	$0.52
Loss from discontinued operations	(0.07)	(0.07)
	$(2.22)	$0.45

(Loss) earnings per share, Diluted:(3)
(Loss) earnings from continuing operations	$(2.14)	$0.51
Loss from discontinued operations	(0.07)	(0.07)
	$(2.22)	$0.44

Weighted-average shares used in computation of (loss) earnings per share:
Basic	53,490	56,234
Diluted	53,490	56,893

(1)	Includes sales of all company-owned and franchised offices and royalties on sales of area-based franchised offices.

(2)	Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers' compensation, benefits, billable expenses and other direct costs.

(3)	Earnings per share amounts are calculated independently for each component and may not add due to rounding.

SPHERION CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share data)

	December 28,	December 30,
Assets	2008	2007
Current Assets:
Cash and cash equivalents	$7,601	$15,324
Receivables, less allowance for doubtful accounts of $2,978 and $6,523, respectively	269,203	347,908
Deferred tax asset	11,198	13,413
Insurance deposits	546	6,986
Other current assets	13,884	22,606
Total current assets	302,432	406,237
Goodwill	-	146,584
Property and equipment, net of accumulated depreciation of $128,323
and $109,229 respectively	67,269	78,077
Deferred tax asset	132,412	102,024
Trade names and other intangibles, net	65,856	76,776
Insurance deposits	-	11,259
Other assets	16,412	23,861
	$584,381	$844,818

Liabilities and Stockholders' Equity
Current Liabilities:
Current portion of long-term debt and revolving lines of credit	$37,699	$86,035
Accounts payable and other accrued expenses	67,638	79,779
Accrued salaries, wages and payroll taxes	49,888	78,850
Accrued insurance reserves	20,145	19,174
Accrued income tax payable	1,236	1,042
Other current liabilities	13,234	16,419
Total current liabilities	189,840	281,299
Long-term debt, net of current portion	1,646	22,148
Accrued insurance reserves	16,912	20,501
Deferred compensation	12,404	17,287
Other long-term liabilities	7,391	2,923
Total liabilities	228,193	344,158
Stockholders' Equity:
Preferred stock, par value $0.01 per share; authorized, 2,500,000 shares; none issued or outstanding	-	-
Common stock, par value $0.01 per share; authorized, 200,000,000; issued 65,341,609 shares	653	653
Treasury stock, at cost, 14,006,730 and 9,443,034 shares, respectively	(106,500)	(83,681)
Additional paid-in capital	850,653	848,628
Accumulated deficit	(391,882)	(273,393)
Accumulated other comprehensive income	3,264	8,453
Total stockholders' equity	356,188	500,660
	$584,381	$844,818

SPHERION CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 28,	December 30,	December 28,	December 30,
	2008	2007	2008	2007
Adjusted earnings from continuing operations	$820	$11,146	$12,587	$32,612

Adjustment of tax valuation allowance	-	-	1,064	-

Adjustment of Canadian Acquisition	-	-	-	(2,346)

Impairment of goodwill and other intangibles, net of tax benefit	(121,249)	-	(121,249)	-

Restructuring and other charges, net of tax benefit	(5,778)	(1,129)	(6,959)	(1,129)

(Loss) earnings from continuing operations	(126,207)	10,017	(114,557)	29,137

Loss from discontinued operations, net of tax	(34)	(250)	(3,932)	(3,871)

Net (loss) earnings	$(126,241)	$9,767	$(118,489)	$25,266

Per share-Diluted amounts :(1)
Adjusted earnings from continuing operations	$0.02	$0.20	$0.24	$0.57

Adjustment of tax valuation allowance	-	-	0.02	-

Adjustment of Canadian Acquisition	-	-	-	(0.04)

Impairment of goodwill and other intangibles, net of tax benefit	(2.36)	-	(2.27)	-

Restructuring and other charges, net of tax benefit	(0.11)	(0.02)	(0.13)	(0.02)

(Loss) earnings from continuing operations	(2.45)	0.18	(2.14)	0.51

Loss from discontinued operations, net of tax	-	-	(0.07)	(0.07)

Net (loss) earnings	$(2.45)	$0.17	$(2.22)	$0.44

Weighted-average shares used in computation of earnings per share	51,482	56,633	53,490	56,893
(1) Earnings per share amounts are calculated independently for each component and may not add due to rounding.

RECONCILIATION OF EBITDA TO (LOSS) EARNINGS FROM CONTINUING OPERATIONS

	Three Months Ended		Twelve Months Ended
	December 28,	December 30,	December 28,	December 30,
	2008	2007	2008	2007
Adjusted EBITDA from continuing operations	$8,962	$20,798	$54,620	$69,000

Interest income	87	869	407	4,631

Impairment of goodwill and other intangibles	(149,793)	-	(149,793)	-

Restructuring and other charges	(9,487)	-	(11,427)	-

Interest expense	(806)	(1,155)	(5,703)	(3,746)

Depreciation and amortization(2)	(7,304)	(6,225)	(29,374)	(23,409)

(Loss) earnings from continuing operations before income taxes	(158,341)	14,287	(141,270)	46,476

Income tax benefit (expense)	32,134	(4,270)	26,713	(17,339)

(Loss) earnings from continuing operations	$(126,207)	$10,017	$(114,557)	$29,137

EBITDA as a percentage of revenue	1.8%	3.6%	2.5%	3.4%
(2) Includes depreciation and amortization from continuing operations only.

SPHERION CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(unaudited)

RECONCILIATION OF YEAR-OVER-YEAR ORGANIC(1) REVENUE GROWTH

	Three Months Ended			Twelve Months Ended
	December 28, 2008			December 28, 2008
	Total	Professional	Staffing	Total	Professional	Staffing
	Company	Services	Services	Company	Services	Services
Organic revenue growth	(20.3%)	(22.8%)	(19.1%)	(9.5%)	(10.8%)	(8.8%)
Impact of acquisitions and business
reclassifications	7.6%	29.4%	(0.6%)	18.0%	48.2%	6.7%
GAAP revenue growth	(12.7%)	6.6%	(19.7%)	8.5%	37.4%	(2.1%)

	Three Months Ended December 28, 2008
	Revenue Growth Rate by Skill				Revenue Growth Rate by Service
	Total	Information	Finance &		Total	Permanent	Temporary
Professional Services	Professional	Technology	Accounting	Other	Professional	Placement	Staffing (2)
Organic revenue growth	(22.8%)	(23.5%)	(17.3%)	(25.6%)	(22.8%)	(50.0%)	(21.1%)
Impact of acquisitions and business
reclassifications	29.4%	41.9%	2.3%	(3.7%)	29.4%	1.7%	32.5%
GAAP revenue growth	6.6%	18.4%	(15.0%)	(29.3%)	6.6%	(48.3%)	11.4%

	Twelve Months Ended December 28, 2008
	Revenue Growth Rate by Skill				Revenue Growth Rate by Service
	Total	Information	Finance &		Total	Permanent	Temporary
Professional Services	Professional	Technology	Accounting	Other	Professional	Placement	Staffing (2)
Organic revenue growth	(10.8%)	(12.3%)	(7.6%)	(2.3%)	(10.8%)	(21.2%)	(10.0%)
Impact of acquisitions and business
reclassifications	48.2%	70.3%	5.6%	(3.8%)	48.2%	6.0%	53.3%
GAAP revenue growth	37.4%	58.0%	(2.0%)	(6.1%)	37.4%	(15.2%)	43.3%

	Three Months Ended December 28, 2008
	Revenue Growth Rate by Skill			Revenue Growth Rate by Service
	Total		Light	Total	Permanent	Temporary	Managed
Staffing Services	Staffing	Clerical	Industrial	Staffing	Placement	Staffing (2)	Services (2)
Organic revenue growth	(19.1%)	(12.2%)	(29.8%)	(19.1%)	(56.5%)	(18.4%)	(19.9%)
Impact of acquisitions and business
reclassifications	(0.6%)	(2.5%)	1.9%	(0.6%)	0.0%	1.3%	(14.8%)
GAAP revenue growth	(19.7%)	(14.7%)	(27.9%)	(19.7%)	(56.5%)	(17.1%)	(34.7%)

	Twelve Months Ended December 28, 2008
	Revenue Growth Rate by Skill			Revenue Growth Rate by Service
	Total		Light	Total	Permanent	Temporary	Managed
Staffing Services	Staffing	Clerical	Industrial	Staffing	Placement	Staffing (2)	Services (2)
Organic revenue growth	(8.8%)	(5.6%)	(14.3%)	(8.8%)	(39.3%)	(8.5%)	(6.3%)
Impact of acquisitions and business
reclassifications	6.7%	7.8%	5.0%	6.7%	6.1%	10.4%	(19.0%)
GAAP revenue growth	(2.1%)	2.2%	(9.3%)	(2.1%)	(33.2%)	1.9%	(25.3%)

(1)	Organic revenue growth is calculated assuming that all acquisitions were consumated on January 1, 2007. This calculation has the effect of adding revenues for the acquired businesses prior to their acquisition dates to Spherion Corporation's reported revenues. In addition, organic revenue growth is calculated assuming that business reclassifications were effective on January 1, 2007, so that revenues for this business are included in the same segment, skill and service in the current and prior period for purposes of calculating year over year growth.

(2)	Effective with the first quarter of 2008, the management of certain customer contracts was transferred between operating segments, primarily to
Professional Services from Staffing Services, and has been adjusted for purposes of calculating organic growth.

SPHERION CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended			Twelve Months Ended
	December 28,	December 30,	September 28,	December 28,	December 30,
	2008	2007	2008	2008	2007
Revenues:
Professional Services	$164,682	$154,509	$181,908	$748,399	$544,878
Staffing Services	342,859	427,091	360,267	1,440,757	1,472,236
Segment revenue	$507,541	$581,600	$542,175	$2,189,156	$2,017,114

Gross profit:
Professional Services	$44,489	$49,399	$53,314	$218,139	$181,683
Staffing Services	60,612	85,202	65,233	263,864	296,303
Segment gross profit	$105,101	$134,601	$118,547	$482,003	$477,986

Segment SG&A:
Professional Services	$(38,592)	$(41,324)	$(45,064)	$(181,429)	$(153,452)
Staffing Services	(58,650)	(73,120)	(59,099)	(250,474)	(260,844)
Segment SG&A	$(97,242)	$(114,444)	$(104,163)	$(431,903)	$(414,296)

Segment operating profit:
Professional Services	$5,897	$8,075	$8,250	$36,710	$28,231
Staffing Services	1,962	12,082	6,134	13,390	35,459
Segment operating profit	7,859	20,157	14,384	50,100	63,690

Unallocated corporate costs	(4,183)	(4,016)	(4,249)	(16,712)	(15,993)
Goodwill and intangible asset impairment	(149,793)	-	-	(149,793)	-
Amortization of intangibles	(2,018)	(868)	(2,037)	(8,142)	(1,406)
Interest expense	(806)	(1,155)	(1,573)	(5,703)	(3,746)
Interest income	87	869	69	407	4,631
Restructuring and other charges	(9,487)	(700)	-	(11,427)	(700)

(Loss) earnings from continuing operations before income taxes	$(158,341)	$14,287	$6,594	$(141,270)	$46,476

MEMO:
Gross profit margin:
Professional Services	27.0%	32.0%	29.3%	29.1%	33.3%
Staffing Services	17.7%	19.9%	18.1%	18.3%	20.1%
Total Spherion	20.7%	23.1%	21.9%	22.0%	23.7%

Segment SG&A:
Professional Services	23.4%	26.7%	24.8%	24.2%	28.2%
Staffing Services	17.1%	17.1%	16.4%	17.4%	17.7%
Total Spherion	19.2%	19.7%	19.2%	19.7%	20.5%

Segment operating profit margin:
Professional Services	3.6%	5.2%	4.5%	4.9%	5.2%
Staffing Services	0.6%	2.8%	1.7%	0.9%	2.4%
Total Spherion	1.5%	3.5%	2.7%	2.3%	3.2%

Segment revenue per billing day:
Professional Services	$2,656	$2,492	$2,887	$2,970	$2,154
Staffing Services	$5,530	$6,889	$5,719	$5,717	$5,819
Total Spherion	$8,186	$9,381	$8,606	$8,687	$7,973

Supplemental Cash Flow and Other Information:
Operating cash flow	$35,477	$19,825	$6,754	$79,183	$56,087
Capital expenditures	$1,716	$2,318	$2,356	$8,935	$8,324
Depreciation and amortization	$7,303	$6,225	$7,328	$29,373	$23,409
DSO	49	50	53	49	50
Billing Days	62	62	63	252	253

SPHERION CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended			Twelve Months Ended
	December 28,	December 30,	September 28,	December 28,	December 30,
	2008	2007	2008	2008	2007
Professional Services
Revenues by Skill:
Information Technology	$127,744	$107,847	$139,614	$572,690	$362,569
Finance & Accounting	23,385	27,503	25,758	107,555	109,712
Other	13,553	19,159	16,536	68,154	72,597
Segment Revenues	$164,682	$154,509	$181,908	$748,399	$544,878

Revenues by Service:
Temporary Staffing (1)	$158,203	$141,966	$170,216	$701,635	$489,713
Permanent Placement	6,479	12,543	11,692	46,764	55,165
Segment Revenues	$164,682	$154,509	$181,908	$748,399	$544,878

Gross Profit Margin by Service:
(As % of Applicable Revenues)
Temporary Staffing	24.0%	26.0%	24.5%	24.4%	25.8%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Professional Services	27.0%	32.0%	29.3%	29.1%	33.3%

Revenues per billing day by Skill:
Information Technology	$2,060	$1,739	$2,216	$2,273	$1,433
Finance & Accounting	$377	$444	$409	$427	$434
Other	$219	$309	$262	$270	$287

Revenues per billing day by Service:
Temporary Staffing	$2,552	$2,290	$2,702	$2,784	$1,936
Permanent Placement	$105	$202	$186	$186	$218

Staffing Services
Revenues by Skill:
Clerical	$225,690	$264,668	$233,393	$940,507	$920,558
Light Industrial	117,169	162,423	126,874	500,250	551,678
Segment Revenues	$342,859	$427,091	$360,267	$1,440,757	$1,472,236

Revenues by Service:
Temporary Staffing	$307,530	$371,012	$322,455	$1,283,529	$1,259,411
Managed Services (1)	32,793	50,254	34,074	141,697	189,574
Permanent Placement	2,536	5,825	3,738	15,531	23,251
Segment Revenues	$342,859	$427,091	$360,267	$1,440,757	$1,472,236

Gross Profit Margin by Service:
(As % of Applicable Revenues)
Temporary Staffing	15.9%	17.1%	16.1%	16.1%	17.0%
Managed Services	28.2%	31.9%	28.4%	29.4%	30.9%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Staffing Services	17.7%	19.9%	18.1%	18.3%	20.1%

Revenues per billing day by Skill:
Clerical	$3,640	$4,269	$3,705	$3,732	$3,639
Light Industrial	$1,890	$2,620	$2,014	$1,985	$2,181

Revenues per billing day by Service:
Temporary Staffing	$4,960	$5,984	$5,118	$5,093	$4,978
Managed Services	$529	$811	$541	$562	$749
Permanent Placement	$41	$94	$59	$62	$92

(1)	Effective with the first quarter of 2008, the management of certain customer contracts was transferred to Professional Services from Staffing Services.
This change is being reported on a prospective basis.